Exhibit 3.84

BY-LAWS

OF

REXALL SUNDOWN, INC.

ARTICLE I

OFFICES OF REGISTERED AGENT

Section 1.1                                      Registered Office and Agent.  The Corporation shall have and maintain a registered office in Florida and a registered agent having a business office identical with such registered office.

Section 1.2                                         Other Offices.  The Corporation may also have such other office or offices in Florida or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.1                                          Annual Meeting.  An annual meeting of the shareholders shall be held on the first Monday in July in each year beginning with the year 2004, at the hour of 10:00 a.m., or in the event the annual meeting is not held on such date and at such time, then on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

Section 2.2                                           Special Meetings.  Special meetings of the shareholders may be called at any time by the President, and shall be called by the President and shall be called by the President or Secretary at the request of (a) a majority of the Board of Directors or (b) the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.3                                           Place of Meeting.  Meetings of shareholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all shareholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be at the Corporation’s principal place of business.

Section 2.4                                            Notice of Meeting.  Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, at least twenty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

Section 2.5                                      Fixing Record Date for Determination of Shareholders.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days prior to the date of a meeting of shareholders, the date of payment of a dividend or the date on which other action requiring determination of shareholders is to be taken, as the case may be. In addition, the record date for a meeting of shareholders shall not be less than ten days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation’s property and assets, not less than twenty days immediately preceding such meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6                                      List of Shareholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of the shareholders, the corporate books, or to vote at any meeting of the shareholders.

Section 2.7                                      Quorum and Manner of Acting.  Unless otherwise provided by the Articles of Incorporation or these By-laws, a majority of the outstanding shares of the Corporation, entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Florida Business Corporation Act, the Articles of Incorporation or these By-laws.

Section 2.8                                      Voting Shares and Proxies.  Each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder, except as otherwise provided in the Articles of Incorporation. Each shareholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.9                                      Inspectors.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of shareholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the shareholders.

Section 2.10                                Voting of Shares by Certain Holders.  Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

Section 2.11                                Action by Written Consent.  Unless otherwise provided in the Articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 2.12                                Cumulative Voting.  If the Articles of Incorporation so provides, at all elections of directors of the Corporation, or at elections held under specified circumstances, each holder of stock shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

ARTICLE III

DIRECTORS

Section 3.1                                      General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute or the Articles of Incorporation.

Section 3.2                                      Number, Tenure and Qualifications.  The number of directors shall be. The number may be increased or decreased from time to time by amendment of this Section, except as otherwise provided for in the Articles of incorporation. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be shareholders or residents of Florida.

Section 3.3                                      Regular Meetings.  A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Florida, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4                                      Special Meetings.  Special meetings of the Board of Directors may be called at any time by the President or any two directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Florida, as the place for holding such special meeting. In the absence of such a designation the place of meeting shall be the Corporation’s principal place of business.

Section 3.5                                      Notice of Special Meetings.  Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6                                      Quorum and Manner of Acting.  A majority of the number of directors as fixed in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the General Corporation Law of the State of Florida, the Articles of Incorporation or these By-laws.

Section 3.7                                      Informal Action by Directors.  Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.

Section 3.8                                      Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence at such meeting.

Section 3.9                                      Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10                                Vacancies.

(a)                                            Vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

(b)                                           Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier resignation or removal.

Section 3.11                                Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided, however, that

(a)                                            If the Board is classified and unless otherwise provided in the Articles of Incorporation, the shareholders may affect such removal only for cause; or

(b)                                           if the Corporation has cumulative voting, and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 3.12                                Interested Directors.

(a)                                            No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted tor such purpose, if:

(1)                                  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)                                  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

(b)                                           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

Section 4.1                                      Appointment and Powers.  The Board of directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, By-laws or Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 607.1101 of the Florida Business Corporation Act.

Section 4.2                                      Absence or Disqualification of Committee Member.  In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.3                                      Record of Proceedings.  The committees shall keep regular minutes of their proceedings and when required by the Board of the Directors shall report the same to the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1                                      Number and Titles.  The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and a Secretary. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person.

Section 5.2                                      Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

Section 5.3                                      Removal.  Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.4                                      Resignation.  Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5                                      Duties.  In addition to and to the extent not inconsistent with the provisions in these By-laws, the officers shall have such authority, be subject to such restrictions and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.

Section 5.6                                      President.  The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall in general supervise the business and affairs of the Corporation and he shall see that resolutions and directions of the Board of Directors are carried into effect except when that responsibility is specifically assigned to some other person by the Board of Directors. Unless there is a Chairman of the Board who is present and who has the duty to preside, the President shall preside at all meetings of the shareholders and, if a director, at all meetings of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the President may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors.

Section 5.7                                      Vice Presidents.  In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the-Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.

Section 5.8                                      Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.9                                      Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each shareholder, which shall be furnished to the Corporation by each such shareholder, and the number and class of shares held by each shareholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors.

Section 5.10                                Assistant Treasurers and Assistant Secretaries.  In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.11                                Salaries.  The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers are also directors such determination shall be made by a majority of the directors then in office.

ARTICLE VI

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 6.1                                      Stock Certificates.  The issued shares of the Corporation shall be represented by certificates, and no class or series of shares of the Corporation shall be uncertificated shares. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificates may be a facsimile. All certificates of stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.

Section 6.2                                      Transfer of Shares.  The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer (a) provided there is presented to the Corporation or its transfer agents (i) the stock certificate endorsed by the appropriate person or persons; and (ii) reasonable assurance that such endorsement is genuine and effective; and, (b) provided that (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (ii) any applicable law relating to the collection of taxes has been complied with; and (iii) the transfer is in fact rightful or is to a bona fide purchaser. Upon registration of such transfer upon the stock transfer books of the Corporation the certificates representing the shares transferred shall be cancelled and the new record holder, upon request, shall be entitled to a new certificate or certificates. The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Florida Uniform Commercial Code, except as otherwise provided by the Florida Business Corporation Act. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, wrongfully taken or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or the President may prescribe consistent with applicable law.

ARTICLE VII

DIVIDENDS

Section 7.1                                      Dividends.  Subject to the provisions of the Florida Business Corporation Act and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE VIII

FISCAL YEAR

Section 8.1                                      Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE IX

SEAL

Section 9.1                                      Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

WAIVER OF NOTICE

Section 10.1                                Waiver of Notice.  Whenever any notice is required to be given under these By-laws, the Articles of Incorporation or the Florida Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1                                Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

Section 11.2                                Loans.  No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 11.3                                Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

Section 11.4                                Deposits.  The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.

Section 11.5                                Stock in Other Corporations.  Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of shareholders of such corporation or by executing written consents with respect to such shares where shareholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

ARTICLE XII

AMENDMENT

Section 12.1                                Procedure.  These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors.

EXHIBIT A

AMENDMENT

TO

BY-LAWS

OF

REXALL SUNDOWN, INC.

(A Florida corporation)

THIS AMENDMENT (the “Amendment”), dated October 1, 2010 is made by the Board of Directors (the “Board”) of Rexall Sundown, Inc. (the “Company”).

WHEREAS, the Board entered into the By-Laws governing the operations of the Company and the relationship between the Company, its Shareholders, and the Board, and

WHEREAS, pursuant to the Florida Business Corporation Act, the Board desires to amend Section 3.2, Number, Tenure, and Qualifications, of the By-Laws.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

THE FIRST SENTENCE OF SECTION 3.2 IS HEREBY DELETED IN ITS ENTIRETY AND THE FOLLOWING IS INSERTED:

The number of directors shall be two (2).